================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            HEALTH CARE REIT, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             HEALTH CARE REIT, INC.

                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT






                                  MEETING DATE

                                 APRIL 21, 1998



                             YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                   One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 21, 1998

TO THE SHAREHOLDERS OF HEALTH CARE REIT, INC.:

         The Annual Meeting of Shareholders of Health Care REIT, Inc. will be held on April 21, 1998 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

         1.       The election of three Directors for a term of three years;

         2. The approval of an amendment to the Company's Stock Plan for Non-Employee Directors to increase the number of shares available for issuance;

         3. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1998; and

         4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 2, 1998 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      Erin C. Ibele
                                      Vice President and Corporate Secretary

Toledo, Ohio
March 10, 1998


         PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             HEALTH CARE REIT, INC.

                                   ONE SEAGATE
                                   SUITE 1500
                               TOLEDO, OHIO 43604


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 21, 1998

                                     GENERAL

         This Proxy Statement is furnished to the shareholders of Health Care REIT, Inc. (the "Company") by its Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting"), which is scheduled to be held on Tuesday, April 21, 1998 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the shareholders will be asked to elect three Directors, approve an amendment to the Company's Stock Plan for Non-Employee Directors, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any shareholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing, by telephone, fax or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired ChaseMellon Shareholder Services, L.L.C. to solicit proxies for a fee not to exceed $5,000, plus expenses and other customary charges.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. Approval of all other matters shall require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.


         The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.
O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to shareholders was March 16, 1998. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                          VOTING SECURITIES OUTSTANDING


         The Company had outstanding ______________ shares of common stock, $1.00 par value per share (the "shares of common stock"), on March 10, 1998. The shares constitute the only class of outstanding voting securities of the Company. Shareholders of record at the close of business on March 2, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.


                     PROPOSAL 1--ELECTION OF THREE DIRECTORS

         The Company is currently authorized to have ten Directors. Effective with Mr. Glowacki's retirement from the Board of Directors as of the Annual Meeting and the anticipated election of the individuals below, there will be nine directors, leaving one position vacant. The By-Laws divide the Board into three classes: Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. Proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

         If any nominee declines or is unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxies reserve the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

                                    CLASS III
                             DIRECTORS TO BE ELECTED

         JEFFREY H. DONAHUE, AGE 51. Mr. Donahue is Senior Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations). He has served as a Director of the Company since 1997 and is a member of the Board's Compensation, Investment and Planning Committees.

         BRUCE G. THOMPSON, AGE 68. Mr. Thompson served as a consultant to the Company in 1997. From 1970 to October 1996, Mr. Thompson was the Chairman and Chief Executive Officer of the Company. Mr. Thompson served as President and Director of First Toledo Advisory Company (former manager of the Company) from June 1994 through November 1995. In addition, Mr. Thompson serves as President and a Director of First Toledo Corporation (developer of health care facilities), a position that he has held since June 1994. Mr. Thompson is also a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Thompson has served as Director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

         RICHARD A. UNVERFERTH, AGE 74. Mr. Unverferth is Chairman of Unverferth Manufacturing, Inc. (agricultural equipment manufacturer). In addition, Mr. Unverferth is Chairman of H.C.F., Inc. (operator of a nursing home chain). Mr. Unverferth has served as a Director of the Company since 1971 and is a member of the Board's Audit, Executive, Compensation, Investment, Nominating and Planning Committees.

                                     CLASS I
                       DIRECTORS WHOSE TERMS CONTINUE (1)

         WILLIAM C. BALLARD, JR., AGE 57. Mr. Ballard is Of Counsel to Greenebaum, Doll & McDonald PLLC (law firm) and has held this position since 1992. From 1972 to 1992, Mr. Ballard was the Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of American Safety Razor Co. (manufacturer of health and beauty aids), Atria Communities, Inc. (health care provider), LG&E Energy Corp. (utility company), Mid-America Bancorp (commercial bank), and United HealthCare Corp. (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Nominating and Planning Committees.

         BRUCE DOUGLAS, AGE 65. Mr. Douglas is Chairman of the Board of The Douglas Company (general contracting firm). He has served as a Director of the Company since 1975 and is a member of the Board's Investment and Planning Committees.

         FREDERIC D. WOLFE, AGE 68. Mr. Wolfe served as a consultant to the Company from December 1995 through December 1996. Mr. Wolfe was the President of the Company from 1970 through September 1995. From June 1994 through November 1995, Mr. Wolfe was the Chairman of the Board and Director of First Toledo Advisory Company (former manager of the Company). Mr. Wolfe is also the Chairman of the Board and a Director of First Toledo Corporation (developer of health care facilities). In addition, Mr. Wolfe serves as a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Wolfe has served as a Director of the Company since 1971 and is a member of the Board's Investment and Planning Committees.

(1) The terms of Messrs. Ballard, Douglas and Wolfe expire in 1999.

                                    CLASS II
                       DIRECTORS WHOSE TERMS CONTINUE (2)

         PIER C. BORRA, AGE 58. Mr. Borra is the Chairman, President and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

         GEORGE L. CHAPMAN, AGE 50. Mr. Chapman became Chairman, Chief Executive Officer and President of the Company in October 1996. From 1992 to October 1996, Mr. Chapman served in various capacities, including Executive Vice President, General Counsel and President of the Company. In addition, from June 1994 through November 1995, Mr. Chapman also served as Vice President and General Counsel of First Toledo Advisory Company (former manager of the Company) and from January 1992 through November 1995 he was Executive Vice President and General Counsel of First Toledo Corporation (developer of health care facilities). Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Executive, Investment, Nominating and Planning Committees.

         SHARON M. OSTER, AGE 49. Ms. Oster is Professor of Management at the Yale School of Management, Yale University. Ms. Oster also serves as a Director of Aristotle Corporation (holding company for a manufacturer and designer of women's apparel) and Transpro, Inc. (designer and manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit and Planning Committees.

(2) The terms of Messrs. Borra and Chapman and Ms. Oster expire in 2000.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.


                              BOARD AND COMMITTEES

         The Board met four times during the year ended December 31, 1997. The Board has appointed standing Audit, Executive, Compensation, Investment, Nominating and Planning Committees. In 1997, the Board appointed a subcommittee of the Investment Committee to meet between Investment Committee meetings. In 1997, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

         The Audit Committee met twice during the year ended December 31, 1997. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors; reviews the plan and results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties.

         The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) during intervals between meetings of the Board.

         The Compensation Committee, which met three times during 1997, is generally responsible for determining the nature and amount of compensation for Executive Officers.

         The Investment Committee and its subcommittee met four and two times during the year ended December 31, 1997, respectively.

         The function of the Nominating Committee, which did not meet during the year ended December 31, 1997, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by shareholders of the Company for the 1999 Annual Meeting of Shareholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by November 10, 1998.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth as of February 1, 1998, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares by each person who is a Director of the Company, a nominee for the Board, each Executive Officer, and by the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company's shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of the Company. The Company's Management is not aware of any person who, as of December 31, 1997, was the beneficial owner of more than 5% of the outstanding shares of the Company.


                                                                        COMMON STOCK
                                     -------------------------------------------------------------------------------------

                                                                 OPTIONS EXERCISABLE
NAME OF BENEFICIAL OWNER             SHARES HELD OF RECORD (1)      WITHIN 60 DAYS    TOTAL SHARES BENEFICIALLY OWNED
------------------------             -------------------------   -------------------  -------------------------------


William C. Ballard, Jr.                        6,800                     10,000                    16,800

Pier C. Borra                                  3,070(2)                  10,000                    13,070

Raymond W. Braun                              28,696                     94,832                   123,528

George L. Chapman                             65,809                    205,635                   271,444(3)

Jeffrey H. Donahue                             1,250                        -0-                     1,250

Bruce Douglas                                 27,476                     10,000                    37,476

Richard C. Glowacki                           16,702                     10,000                    26,702

Erin C. Ibele                                 17,239                     49,000                    66,239

Edward F. Lange, Jr.                          29,275                     47,500                    76,775

Sharon M. Oster                                  600                     10,000                    10,600

Bruce G. Thompson                            208,149                     10,000                   218,149

Richard A. Unverferth                          4,316(2)                  10,000                    14,316

Frederic D. Wolfe                            274,279                     10,000                   284,279(3)(4)

All Directors and Executive                  683,661                    476,967                 1,160,628(5)
Officers as a group (13 persons)


(1) Includes all restricted shares granted under the Company's 1995 Stock Incentive Plan or Stock Plan for Non-Employee Directors beneficially owned by such Directors and Executive Officers as of February 1, 1998.

(2) Mr. Borra disclaims beneficial ownership of 2,570 shares held by his spouse as trustee for their son and Mr. Unverferth disclaims beneficial ownership of 3,816 shares held in his sons' names.

(3) As of February 1, 1998, Messrs. Chapman and Wolfe beneficially owned 1.1% and 1.2% of the outstanding shares of the Company, respectively.

(4) Includes an aggregate of 108,210 shares owned by Mr. Wolfe's spouse and a family foundation over which Mr. Wolfe has shared voting and investment powers.

(5) Total beneficial ownership represents approximately 4.8% of the outstanding shares of the Company.

EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished as to the Executive Officers of the Company:

         GEORGE L. CHAPMAN, AGE 50. Since October 1996, Mr. Chapman has served as Chairman, Chief Executive Officer and President of the Company. As described above, since 1992 Mr. Chapman has served in various executive capacities with the Company.

         RAYMOND W. BRAUN, AGE 40. Mr. Braun has served as Vice President and Chief Operating Officer of the Company since January 1997 and from January 1993 through January 1997, Mr. Braun served in various roles, including Assistant Vice

President, Vice President and Assistant General Counsel of the Company. Mr. Braun was an attorney with the law firm of Shumaker, Loop & Kendrick, LLP from 1983 through 1993.

         EDWARD F. LANGE, JR., AGE 38. Mr. Lange has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 1996. Prior to that date, Mr. Lange was Senior Vice President of Finance of The CarePlex Group, Inc., a long-term care operating company, holding that position from January 1995 through March 1996. From 1994 through 1995, Mr. Lange was Vice President--Finance of MediTrust, a real estate investment trust. He was Senior Vice President--Finance of The MediPlex Group, Inc., also a long-term care operating company, from 1993 through 1994.

         ERIN C. IBELE, AGE 36. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Prior to that date, Ms. Ibele was Corporate Secretary of the Company from 1987 through January 1993. From June 1994 through November 1995, Ms. Ibele served as Vice President, Corporate Secretary and Director of First Toledo Advisory Company (former manager of the Company).

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

         Prior to December 1995, each Executive Officer of the Company was employed and compensated by the former management company, First Toledo Advisory Company. The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1995, 1996 and 1997, and the total compensation awarded, earned, or paid during 1995, 1996 and 1997 to the Company's most highly compensated Executive Officers who were serving at the end of 1997, and whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                     RESTRICTED
                                               ANNUAL COMPENSATION     STOCK     SECURITIES    ALL OTHER
             NAME AND                          -------------------    AWARDS     UNDERLYING   COMPENSATION
        PRINCIPAL POSITION             YEAR    SALARY($)  BONUS($)     ($)(1)    OPTIONS(#)       ($)(2)
        ------------------             ----    ---------  --------     -----     ----------       ------

George L. Chapman,                    1997    $350,000    $335,000 $1,439,953      140,000      $20,500
  Chairman, Chief Executive Officer   1996     275,000     200,000        -0-      180,000       16,976
  and President                       1995     240,000     107,500        -0-      139,268        9,000

Raymond W. Braun,                     1997     175,000     135,000    696,218       70,000       20,500
  Vice President,                     1996     146,538      85,000        -0-       75,000       16,976
  Chief Operating Officer             1995     174,307      40,555        -0-       70,000        9,000

Edward F. Lange, Jr.,                 1997     170,000     125,000    680,731       67,500       20,500
  Vice President, Chief Financial     1996(3)  121,154      75,000        -0-      100,000          -0-
  Officer and Treasurer               1995(3)      N/A         N/A        N/A          N/A          N/A

Erin C. Ibele,                        1997      80,000      35,000    313,649       33,875       13,980
  Vice President,                     1996      67,000      26,800        -0-       35,000        9,277
  Corporate Secretary                 1995      54,000      21,500        -0-       37,000        4,530


(1) The restricted stock awards vest ratably over periods ranging from five to ten years. The restricted stock awards set forth above reflect the 1997 restricted stock awards valued at the time of grant. The table below shows the aggregate amounts of restricted stock held at December 31, 1997, and the value of such restricted stock (calculated by multiplying the amount of restricted stock by the closing market price of $28.125 on the last trading day of 1997). Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of the Company. Such dividends are not included in the Summary Compensation Table.

                                                                                                RESTRICTED
                                           NUMBER OF SHARES OF                                 STOCK GRANTS
                                           RESTRICTED STOCK AT    VALUE OF RESTRICTED STOCK    WITH RESPECT
                                            DECEMBER 31, 1997        AT DECEMBER 31, 1997        TO 1997
                                           -------------------    -------------------------    ------------
            George L. Chapman                    58,215                 $1,637,297                59,260
            Raymond W. Braun                     28,260                    794,812                28,696
            Edward F. Lange, Jr.                 27,552                    774,900                27,975
            Erin C. Ibele                        12,830                    360,844                13,029


(2) Includes contributions that were or will be made in connection with the Company's Retirement Plan and Trust.

(3) Mr. Lange was not appointed as an Executive Officer of the Company until March 1996.


EMPLOYMENT AGREEMENTS

         Pursuant to an Employment and Consulting Agreement entered into in 1995, Mr. Thompson served as the Company's Chief Executive Officer until October 14, 1996, and thereafter served as an employee of the Company through December 31, 1996. Mr. Thompson served as a consultant to the Company, performing such services as was requested of him by the Board of Directors or Management, through December 31, 1997.

         The Company and Mr. Chapman have entered into a three-year employment agreement effective January 1, 1997, subject to optional successive three-year renewal terms. Mr. Chapman will serve as the Company's Chairman, Chief Executive Officer and President and receive a minimum annual base salary of $350,000, as well as discretionary annual bonuses and stated fringe benefits. Mr. Chapman's annual base salary was increased to $400,000, effective January 1, 1998. If Mr. Chapman is terminated without cause, or resigns during the twelve months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for the remaining term of the agreement or for twenty-four months, whichever is greater. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to fifty percent of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day treasury bills reported at the date the election is delivered. Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

         The Company has entered into similar employment agreements with the Company's other Executive Officers, which provide for two-year terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

STOCK INCENTIVE PLAN

         The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards. At February 1, 1998, approximately eleven officers and key employees of the Company were eligible to participate.



                                      OPTION GRANTS IN LAST FISCAL YEAR

                                      NUMBER OF     % OF TOTAL
                                       SHARES         OPTIONS
                                     UNDERLYING     GRANTED TO     EXERCISE
                                       OPTIONS       EMPLOYEES      OR BASE
                                     GRANTED(#)      IN FISCAL       PRICE     EXPIRATION       GRANT DATE
       NAME                           (1), (2)         YEAR         ($/SH)        DATE         VALUE ($) (3)
       ----                           --------         ----         ------        ----         -------------

George L. Chapman                      80,000           21%        $23.375      01/02/07         $150,000
                                       60,000           15%         26.125      11/18/07          127,000

Raymond W. Braun                       40,000           10%         23.375      01/02/07           75,000
                                       30,000            8%         26.125      11/18/07           63,000

Edward F. Lange, Jr.                   37,500           10%         23.375      01/02/07           71,000
                                       30,000            8%         26.125      11/18/07           63,000

Erin C. Ibele                          20,000            5%         23.375      01/02/07           38,000
                                       13,875            4%         26.125      11/18/07           29,000

(1)      All of the options granted vest between the years 1998 and 2002.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.

(3) Calculated using the Black-Scholes option valuation methodology. In using such methodology, the following variables were used: risk-free interest rate of 6.421%, dividend yields of 8%, expected lives of seven years, and expected volatility of .18%. The actual value, if any, that an Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an Executive Officer will be at or near the value estimated by the Black-Scholes model.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                    NUMBER OF SHARES
                                                                       UNDERLYING                     VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                     SHARES         VALUE          AT FISCAL YEAR END                AT FISCAL YEAR END($)(2)
                                   ACQUIRED ON     REALIZED  ---------------------------------    --------------------------------
             NAME                  EXERCISE(#)      ($)(1)   EXERCISABLE(#)   UNEXERCISABLE(#)    EXERCISABLE($)  UNEXERCISABLE($)
             ----                  ------------     ------   ---------------  ----------------    --------------   ---------------

         George L. Chapman           10,000         $ 78,177      149,116       324,152             $1,341,196     $1,625,912
         Raymond W. Braun            15,000          120,508       67,313       142,687                558,878        667,372
         Edward F. Lange, Jr.            --               --       20,000       147,500                171,500        924,125
         Erin C. Ibele               21,000          166,387       38,000        63,675                253,625        407,200



(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2) Calculated based on the closing market price on the last trading day of 1997 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.


COMPENSATION OF DIRECTORS

         In 1997, each Director received a fee of $12,000 for his or her services as such, which fee increased to $18,000 in 1998. In addition, each Director received a fee of $1,500 for each Board meeting attended. For 1997 and 1998, members of the Audit and Compensation Committees received or will receive $1,000 for each meeting attended, and for the same time period, members of the Investment and Planning Committees will receive $1,200 and $1,500, respectively, for each such committee meeting attended.

         Director's fees are not paid to Mr. Chapman. The fees paid to all other Directors totaled $193,800 in 1997.

         During 1997, the Company adopted the Stock Plan for Non-Employee Directors. Pursuant to this Plan, in 1997 each Director not employed by the Company was granted stock options to purchase 10,000 shares and 250 shares of restricted stock. In future years, each eligible Director will receive additional stock options to purchase 5,000 shares and annual grants of 250 shares of restricted stock. All of the options have an option exercise price equal to the fair value of the shares at the time the options were granted. The options granted to a Director under this Plan may not be exercised more than ten years after the date the options are granted. Each option award granted in January 1997 became exercisable on July 20, 1997, and Mr. Donahue's initial options will become exercisable six months after the date of grant. Future option awards generally will become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the options will first become available for purchase by the Director on each of these anniversaries. The other terms of these awards are set forth in detail in the Stock Plan for Non-Employee Directors.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board is generally responsible for determining the nature and amount of compensation for Executive Officers. During the year ended December 31, 1997, the Compensation Committee of the Board consisted of Pier C. Borra and Richard A. Unverferth. Mr. Donahue was appointed to serve on the Compensation Committee in January 1998. During 1997, the Company retained the services of a nationally recognized executive compensation consulting firm to assist the Chief Executive Officer and Compensation Committee in reviewing and developing the Company's executive compensation criteria.

         The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs, in order to retain and attract top management. The three key components of the Company's Executive Officer compensation system are annual salaries, annual incentive bonuses and long-term incentives. In determining compensation for each of these three components, the Compensation Committee reviewed and considered data compiled by the Company's compensation consultants on salary, bonus and incentive compensation paid to executive officers by a number of peer groups with which the Company was compared.

         The Executive Officers' base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 1997, following discussions with the Chief Executive Officer and the Company's compensation consultants, the Compensation Committee approved salary increases for each Executive Officer, making compensation consistent with other REITs for similar executive officer positions.

         Annual bonus compensation payments are based on attaining certain financial and non-financial business objectives of the Company on an annual basis. The 1997 bonuses for the Executive Officers were in part formula driven, based on the 1997 program of performance goals approved by the Compensation Committee and the 1997 performance achieved by the Company. The Compensation Committee, however, decided to award additional restricted stock bonuses to certain Executive Officers for superior performance beyond the 1997 program objectives. By awarding the performance bonus in the form of shares of restricted stock, the Committee intends to recognize the performance of the individual Executive Officers as well as to promote ownership and retention of common stock by these Executive Officers.

         Long-term incentives are primarily based on more closely aligning incentives with increasing shareholder value, individual performance and an individual's potential contributions to the Company's profitability and long-term growth. The Company's 1995 Stock Incentive Plan is the Company's primary vehicle for providing long-term incentive compensation, and is intended to enable the Company to continue to provide its Executive Officers and other key employees with competitive equity-based compensation in order to create appropriate long-term incentives. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards.

         In January 1997, the Executive Officers received stock options to purchase an aggregate of 177,500 shares as well as 10,509 shares of restricted stock under awards approved by the Compensation Committee at its last 1996 meeting. In May 1997, the Executive Officers received additional restricted stock aggregating 82,176 shares. In November 1997, the Compensation Committee granted Executive Officers of the Company additional stock options to purchase an aggregate of 133,875 shares, as well as an aggregate of 36,275 shares of restricted stock. The Compensation Committee's decision to grant these stock options and restricted stock awards (including the special bonus award referred to above) was based on, among other things, the Company's success during the fiscal years ended December 31, 1996 and December 31, 1997, the Compensation Committee's perception of the individuals' past and expected future contributions to the Company's achievement of its long-term performance goals, and the Compensation Committee's goal of increased stock retention by Executive Officers.

         With respect to Chief Executive Officer compensation, Mr. Chapman's base salary for 1997 was set at $350,000. In addition to his base salary, Mr. Chapman was eligible in 1997 to receive an annual bonus of between 25 percent and 100 percent of his annual base salary, with the percentage earned to depend on achievement of certain financial and non-financial goals, including goals relating to growth in funds from operations and gross investments as well as certain individual non-financial goals. Based upon Mr. Chapman's achievement of the targeted goals and his overall performance in 1997, he was awarded an annual bonus of $335,000. In addition, as noted above, the Compensation Committee decided that a special bonus should be paid to Mr. Chapman in the form of 5,000 shares of restricted stock for superior performance beyond the 1997 program objectives. The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the REIT industry and appropriate in view of the Company's substantial accomplishments in 1997.

         Finally, the Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of its shareholders. The Compensation Committee periodically reviews its program in order to make any changes it considers necessary to achieve such objectives.

Compensation Committee of the Board of Directors
Health Care REIT, Inc.
Pier C. Borra
Richard A. Unverferth

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Hybrid Index. Nine companies comprise the NAREIT Hybrid Index. The Index consists of REITs identified by NAREIT as hybrid (those REITs which have both mortgage and equity investments). Upon written request to the Vice President/Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide shareholders with the names of the component issuers. The data are based on the last closing prices as of December 31 for each of the five years. 1992 equals $100 and dividends are assumed to be reinvested.



                                12/31/92        12/31/93       12/31/94       12/31/95      12/31/96       12/31/97
                                --------        --------       --------       --------      --------       --------

          S & P 500              100.00          109.99         111.43         153.13        188.29         251.13
          Company                100.00          116.06         110.58         122.65        164.59         205.33
          Hybrid                 100.00          121.18         126.03         155.01        200.51         222.07

                                                                                                                 12

         Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Shareholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and The New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 1997 except for Mr. Wolfe who failed to report a gift of shares on an Annual Form 5.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

         The Company has provided direct loans and credit enhancements to five partnerships in connection with four assisted living and retirement facilities and two nursing homes. First Toledo Corporation, which is wholly owned by Messrs. Thompson and Wolfe, serves or served as a general partner in each partnership. The partnership structures facilitated industrial development bond financing in five of the projects. Credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. The Company has contingent obligations under the agreements to purchase which currently total $15,565,000. For the years ended 1997, 1996 and 1995 the Company received $317,000, $383,000 and $383,000, respectively, in connection with its contingent obligations pursuant to the agreements to purchase. An affiliate of Messrs. Thompson and Wolfe, Kingston HealthCare Company ("Kingston"), operates four of the facilities.

OTHER RELATIONSHIPS

         For the years ended 1997, 1996 and 1995, the Company recorded lease and interest income from Kingston in the amounts of $204,000, $204,000 and $202,000, respectively.

GENERAL

         All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 1997, 1996 and 1995, revenues from related parties totaled $980,000, $3,089,000 and $3,378,000 or 1.34%, 5.68% and 7.57%, respectively, of the revenues of the Company.


                            PROPOSAL 2--AMENDMENT OF
                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


         The Company's Stock Plan for Non-Employee Directors, as originally approved, authorizes 100,000 shares of the Company's common stock, par value $1.00 per share, to be issued to non-employee members of the Company's Board of Directors as restricted stock awards or upon the exercise of stock options. The terms of the Stock Plan for Non-Employee Directors provide that an additional 42,000 shares are to become available for new grants each January 1. During 1997, the size of the Board of Directors was increased, raising the number of non-employee Directors to nine. As of February 1, 1998, stock options to purchase a total of 135,000 shares had been granted to the nine eligible non-employee Directors, as well as

4,250 shares of restricted stock. Only 2,750 shares remain available for awards to any additional Directors newly appointed to the Board during 1998 or subsequent years.

         Since the Company's By-Laws provide that the Board may have a total of fifteen Directors, as long as such additions are authorized by the Board, the Board of Directors believes it is necessary to amend the Stock Plan for Non-Employee Directors to increase the number of shares that may be issued under the Plan in order to continue to provide for annual stock awards to all eligible non-employee Directors. The proposed amendment would immediately increase the number of shares available under the Plan by 50,000 shares for the awards the Company anticipates will be made to individuals newly appointed to the Board over the next several years as some of the current Directors retire. The amendment would also change the number of shares to be added at the start of each subsequent year from 42,000 per year to that number of shares equal to 6,000 shares for each non-employee Director serving on the Board on the first day of each year. This change is made so that the Company may continue the present level of annual awards to all continuing non-employee Directors each year and provide flexibility to grant stock option and restricted awards to newly appointed non-employee Directors each year.

         The stock options provided to an eligible Director under the Stock Plan will permit the Director to purchase shares of the Company's common stock at an option purchase price equal to the fair market value of a share of the Company's common stock as of the time the option was granted. For this purpose, the fair market value of the common stock will be determined by reference to the closing price for shares of common stock quoted on the New York Stock Exchange for the previous trading day. As of March 10, 1998, the market value of the Company's common stock was $_______ per share. If the proposed amendment to the Stock Plan is approved, the shares that would be provided to participants in each future year would be allocated as follows:



                                                                                                ANTICIPATED NUMBER OF SHARES
                                                              ANTICIPATED NUMBER OF SHARES          OF ANNUAL RESTRICTED
       NAME AND POSITION             DOLLAR VALUE (1)           UNDERLYING ANNUAL OPTIONS              STOCK AWARDS
       -----------------             ----------------           -------------------------       ----------------------------

Non-Executive Directors as a
Group (2)                                    -                           40,000                           2,000

(1) The dollar value of the annual restricted stock and stock option awards to be made in future years is not determinable because the value and the exercise price will depend on the market value of a share of the Company's common stock on the date of grant.

(2)      Assumes that the Board will include eight Non-Employee
         Directors.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following summary of the federal income tax consequences of the Plan is not intended to be exhaustive and does not describe state or local tax consequences.

         The options granted to non-employee Directors under the Plan are nonstatutory options and will not qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code. In general: (i) an eligible Director will not recognize taxable income at the time he or she is granted an option award; (ii) at the time a Director exercises his or her options, ordinary income will be recognized by the Director in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and (iii) at the time the Director sells any shares acquired by exercise of the options, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         When a Director recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness and is an ordinary and necessary business expense, and (ii) the benefits do not constitute an "excess parachute payment" within the meaning of Section 280G of the Code because they are paid only by reason of a change in corporate control.

         The Stock Plan for Non-Employee Directors may be amended by the Board of Directors from time to time, but further approval by the shareholders of the Company will be required for any amendment that would increase the number of shares of common stock that may be issued under the Stock Plan. The Board of Directors has reserved the authority to modify the terms of the annual option and restricted stock awards to be made to eligible Directors in any manner it deems to be desirable, including the size or vesting scheduled for such awards.

         A complete copy of the amendment to the Stock Plan for Non-Employee Directors is attached to this Proxy Statement as Appendix A. The discussion of the Amendment is qualified in its entirety by reference to Appendix A.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting of Shareholders will be required for such approval.


                   PROPOSAL 3--RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 1997 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1998. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If this appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 1999 because of the difficulty and expense of making a substitution. Management anticipates that a representative of Ernst & Young LLP will attend the Annual Meeting.

         Audit services of Ernst & Young LLP for the year ended December 31, 1997 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 1997, services related to filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters.

         The services furnished by Ernst & Young LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

         THE MANAGEMENT AND BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.
                                VOTING PROCEDURES

         The Inspector of Elections will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owner or persons entitled to vote for whom the broker or nominee does not have the discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of establishing a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                                  OTHER MATTERS

         Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders' proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than November 10, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                  BY THE ORDER OF THE BOARD OF DIRECTORS


                                  Erin C. Ibele
                                  Vice President and Corporate Secretary

                                   APPENDIX A

                             FIRST AMENDMENT TO THE
                             HEALTH CARE REIT, INC.
                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                     ---------------------------------------

                  Health Care REIT, Inc., a Delaware corporation (the "Company"), hereby amends the Health Care REIT, Inc. Stock Plan for Non-Employee Directors (the "Plan") in the manner set forth in the terms of this Amendment (the "Amendment"). Capitalized terms used in this Amendment and not otherwise defined shall have the definitions set forth in the Plan.

                  1. PURPOSE OF THE AMENDMENT. The purpose of this Amendment is to increase the number of shares of the Company's common stock reserved for issuance to eligible non-employee directors under the Plan, so as to provide for annual grants to non-employee directors and to project the increased needs for grants under the Plan as current directors retire or otherwise leave the Board.

                  2. AUTHORITY FOR THE AMENDMENT. Section 13 of the Plan provides the Board of Directors of the Company with the authority to amend or modify the Plan in such respects as it shall deem advisable.

                  3. AMENDMENT TO SECTION 3. The first two sentences of Section 3 of the Plan shall be amended, to read as follows:

                           Subject to the provisions of Section 12 hereof, the number of shares of Common Stock which may be issued upon exercise of Options or as Awards of Restricted Stock under the Plan shall be 192,000 shares. On January 1 of each year subsequent to the Effective Date, the aggregate number of shares of common stock available for issuance under the Plan shall be increased by an additional number of shares calculated by multiplying the number of non-employee directors serving on the Board each January 1, by 6,000 shares (not to exceed 90,000 shares).

The effectiveness of this Amendment to Section 3 set forth in this Paragraph 3 shall be conditioned upon its approval by the Company's shareholders at the next Annual Meeting of Shareholders.

                  4. RATIFICATION OF THE PLAN. In all other respects, the Plan, as amended to date, is hereby ratified, approved and confirmed.

                  IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, hereby executes this Amendment to the Plan on behalf of the Company, as directed and approved by the Board of Directors of Health Care REIT, Inc.

                                       HEALTH CARE REIT, INC.


                                       By
                                          --------------------------------
                                       Title
                                              ----------------------------

                 PRELIMINARY PROXY: FOR THE INFORMATION OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                                     PROXY

                             HEALTH CARE REIT, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints G. L. Chapman with full power of substitution, to vote all shares of Common Stock, $1.00 par value, of Health Care REIT, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on Tuesday, April 21, 1998 or any adjournments thereof.

               YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                    TAKING OF A VOTE ON THE MATTERS HEREIN.

     Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING.

     1. Election of three Directors for a term of three years: Jeffrey H. Donahue, Bruce G. Thompson and Richard A. Unverferth.

  [  ]  FOR ALL NOMINEES LISTED (except as marked to the contrary)

  [  ]  WITHHOLD AUTHORITY to vote for all nominees

To withhold authority to vote for any individual nominee, please write the person's name in the following space:

     2. The approval of an amendment to the Company's Stock Plan for Non-Employee Directors to increase the number of shares available for issuance.

     3. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1998.

     [  ]  FOR          [  ]  AGAINST        [  ] ABSTAIN

     4. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.




                                      Dated:_______________,1998



                                      -------------------------------
                                         Signature


                                      -------------------------------
                                         Signature if Held Jointly



PLEASE MARK, SIGN                Please sign exactly as your name appears
DATE AND RETURN THE              herein. Joint owners should each sign. When
PROXY CARD PROMPTLY              signing as attorney, executor, administrator,
USING THE ENCLOSED               trustee or guardian, please give full title as
ENVELOPE. PLEASE                 such. Corporate or partnership proxies should
MARK YOUR CHOICE                 be signed by an authorized person with the
LIKE THIS __ IN BLUE OR          person's title indicated.
BLACK INK.